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                              EMPLOYMENT AGREEMENT

     This Employment Agreement dated January 25, 1999 (the "Agreement") is entered into by and among Large Scale Biology Corporation, a Delaware corporation ("LSB"), Biosource Technologies, Inc., a California corporation ("Biosource"), and N. Leigh Anderson (the "Employee"). With respect to the terms of this Agreement the "Employer" shall be LSB unless and until LSB is consolidated into Biosource at which time the Employer shall be Biosource. The terms of this Agreement shall take effect on the "Effective Date" which shall be the Closing Date as such term is defined in the Agreement and Plan of Reorganization between Biosource and LSB.

     1. Employment. The Employee is hereby employed as President and Chief Executive Officer of LSB and, if LSB is consolidated into Biosource, then as the chief executive of the successor entity of LSB in Biosource. The Employee hereby accepts such employment with the Employer upon the terms and subject to the conditions set forth herein.

     2. Duties and Responsibilities. The Employee shall perform the services to Employer and functions relating to the office or offices in which Employee is from time to time appointed or as are otherwise reasonably incident to such office or offices. Employee shall be a corporate officer of Biosource and shall report directly to the Chief Executive Officer of Biosource. The Employee will devote Employee's best efforts and all necessary time and attention to the performance of all duties under this Agreement. The employment relationship between the parties shall be governed by the general employment policies or practices of the Employer, as adopted or revised from time to time by the Employer.

     3. Compensation and Other Employee Benefits. Employee's compensation and benefits will be reviewed periodically and adjusted consistent with Employer's policies and practices with respect to its senior personnel. As compensation for Employee's services under the terms of this Agreement:

                  (a) The Employee shall be paid a salary in the amount specified on the attached Schedule A (such salary is herein referred to as the "Base Salary") payable monthly, less applicable tax withholding, which covers all hours worked.

                  (b) The Employee shall receive stock options of the Employer (or parent corporation of Employer, the "Parent") in the amount and at such time or times as may be specified from time to time by the Employer or Parent in their discretion.

                  (c) The Employee may have the opportunity to earn additional compensation (the "Additional Compensation") in the amount and at such time or times as may be specified from time to time by the Employer in its sole discretion. The Base Salary and the Additional Compensation are collectively referred to as the "Total Compensation."

                  (d) Subject to the right of the Employer to amend or terminate any employee and/or group or senior executive benefit or bonus plan or program, and to the terms and

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         conditions of such plans and programs, the Employee shall be entitled to receive the following employee benefits:

                            (i) The Employee shall have the right to participate
                   in such employee plans as are maintained by the Employer and are available to its exempt salaried employees generally (including, without limitation, retirement, disability, accident, medical, dental, life insurance and hospitalization plans, to the extent such plans are provided);

                            (ii) The Employee shall be entitled to reimbursement
                   from the Employer for reasonable out-of-pocket expenses incurred by Employee in the course of the performance of Employee's duties hereunder, subject to the submission of reasonable documentation by the Employee and in accordance with the Employer's practices and policies for such reimbursements; and

                            (iii) The Employee shall be entitled to vacation
                   days and holiday pay in accordance with the policies applicable to the Employer's key employees generally.

     4. Term. The term of this Agreement shall commence on the Effective Date hereof and be for a period of five (5) years, unless terminated pursuant to
Section 5 below.

     5. Termination. Notwithstanding any other provision in this Agreement:

                  (a) Death. If the Employee dies during the term of this Agreement and while in the employ of the Employer, this Agreement shall automatically terminate as of the date of the Employee's death; and the Employer shall have no further obligation to the Employee or his estate.

                  (b) Disability. If, during the term of this Agreement, the Employee is unable to perform his duties hereunder as a result of any physical or mental disability which continues for one hundred eight
         (180) days in any three hundred sixty-five (365) day period, then the Employer may terminate this Agreement upon written notice to Employee.

                  (c) Termination for Cause by the Employer. At any time during the term of this Agreement, Employer may, upon written notification to the Employee, discharge the Employee for cause and terminate this Agreement without any further liability hereunder to the Employee or his estate.

     6. Confidentiality. For the period during which the Employee is employed by the Employer and thereafter (regardless of the reason for termination of employment), the Employee will not divulge, except to employees, directors and officers of Employer and such others as may reasonably need to know in order for Employee to perform his work hereunder or, except pursuant to Section 8 hereof, appropriate to Employee's own use or to the use of others any secret, confidential or proprietary information pertaining to the business of the Employer or any subsidiary or affiliate of Employer (including without limitation, trade secrets, technology, know how, designs, specifications, software, source code, protocols, algorithms, business strategies or

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plans, or other intellectual property), unless first approved in writing by
Employer. For purposes of this Agreement, the term secret, proprietary or confidential information does not include any information that is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the Employee or any third party).

     7. Noncompetition. Employee agrees to the restrictions set forth in this
Section 7, which restrictions the Employee agrees are reasonable in light of the consideration provided to Employee pursuant to this Agreement. Except as provided in Section 8 below the Employee shall not, for the term of this Agreement, directly or indirectly, as an owner, partner, shareholder except to the extent specified herein, director, consultant, agent, employee or co-venturer of any Person (as defined herein), compete commercially in the Employer Business (as defined herein). For purposes of this Agreement, (a) the term "Employer Business" shall mean the businesses of LSB and Biosource including the business of (i) making or having made, designing, developing, manufacturing, selling or having sold, buying, acquiring, licensing, leasing, furnishing, or maintaining or using products, including diagnostics, diagnostic markers, novel targets for drug discovery, drug combinations, improved drugs, related software, hardware, instruments or machines, and processes related to researching, finding, isolating, analyzing, identifying, and characterizing proteins; (ii) researching, finding, isolating, analyzing, identifying, and characterizing proteins, characterizing disease processes at the protein level by the systematic study of the protein complement of an organism, and/or compiling protein databases, in each case for commercial purposes; (iii) leasing or selling instruments, systems, protein databases and related research services anywhere in the world (nothing in this definition is intended to narrow the recognition that the products and processes and databases developed by Employer may have applicability beyond their uses in association with proteins and would be used, sold or leased within the scope of Employer Business for all such uses), and (b) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization. The Employee may purchase a passive investment representing an interest of less than five percent (5%) of any outstanding class of shares of any Person competing in the Employer Business (i) if the class or series is listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market or (ii) with the consent of Employer, which shall not be unreasonably withheld.

     8. Technology Rights. Employee shall have rights as follows ("Technology Rights") if within two (2) years of the Effective Date hereof (i) Employee's employment is terminated by Employer other than for cause, or (ii) the Employee resigns under circumstances where (a) Robert L. Erwin is no longer Chief Executive Officer of Biosource and/or (b) the investment to be made in LSB product and technology development by Biosource from Biosource's separate funds is not made in such amounts and/or on such schedule as is reasonable and sufficient to finance said development at the rate of $8million over such two years as stated in the Biosource Information Statement relative to the acquisition of shares of capital stock of LSB. In the event of the departure of the Employee by termination or resignation under terms described in the preceding sentence, the Employer shall on the date of such departure grant to the Employee a paid-up, irrevocable, worldwide license to freely practice and use all technology, software and data owned by or assigned to LSB prior to the Effective Date hereof ("Pre-Existing Technology"); provided, however, that for the remaining term of this Agreement such practice and use shall not compete commercially with the Employer Business as defined herein or, with respect to any license or assignment of the Pre-Existing Technology made prior to said

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departure, with the business of any such licensee or assignee in the field in which such license or assignment of the Pre-Existing Technology was made. The Employee hereby agrees to forego his Technology Rights in the sole instance where, prior to any exercise thereof by Employee, Biosource shall have commenced the registration process with respect to an initial public offering for not less than $15million and, in such instance, only on condition that the Technology Rights be immediately restored if for any reason said public offering is withdrawn.

     9. Form of Remedy and Continuing Provisions. The Employee acknowledges that the Employer would be irreparably injured by a violation of Section 6 and 7 and that the Employer would have no adequate remedy at law in the event of such violation. Therefore, the Employee acknowledges and agrees that, in addition to any other remedies available, injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies of the Employer to enforce compliance with
Section 6 and 7. The provisions of Section 6 and 7 shall continue in effect, notwithstanding the termination of Employee's employment or any other termination of this Agreement.

     The Employer acknowledges that the Employee would be irreparably injured by a violation of Section 8 by Employer and that the Employee would have no adequate remedy at law in the event of such violation. Therefore, the Employer acknowledges and agrees that, in addition to any other remedies available, injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies of the Employee to enforce compliance with Section 8. The provisions of
Section 8 shall continue in effect, notwithstanding the termination of Employee's employment or any other termination of this Agreement.

     10. Entire Agreement; Amendments; Waivers. This Agreement, together with the Proprietary Information and Inventions Agreement attached hereto as Exhibit A and made a part hereof, contains the entire agreement of the Employee, LSB and Biosource relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between said parties with respect to the subject matter hereof. To the extent that the terms of this Agreement and Exhibit A hereto conflict, the terms of this Agreement shall prevail. This Agreement may be amended, modified or supplemented, but only in writing signed by each of the parties hereto. Any term of this Agreement may be waived only with the written consent of the party sought to be bound, and the waiver by any party to this Agreement of a breach of any provision of the Agreement by another party shall not operate or be construed as a waiver by such party of any subsequent breach by such other party.

     11. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     12. Assignments. The Employer may assign this Agreement to any person or entity succeeding to all or substantially all of the business interests of the Employer by merger or otherwise. The rights and obligations of the Employee under this Agreement are personal to

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Employee, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby.

     13. Effect of Agreement. Subject to the provisions of Section 12 of this Agreement with respect to assignments, this Agreement shall be binding upon the Employee and Employee's heirs, executors, administrators, legal representatives and assigns and upon LSB, Biosource and their respective successors and assigns.

     14. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Maryland, notwithstanding choice of law rules.

     16. Litigation & Arbitration Costs. If any legal proceeding or arbitration is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach hereof, the substantially prevailing party shall be entitled to reasonable attorneys' fees, as well as its costs and disbursements, in addition to any other relief to which it may be entitled.

     17. Arbitration. In the event of a dispute between or among the parties hereto regarding the terms and conditions of this Agreement ("Dispute"), said parties shall attempt in good faith to resolve the Dispute within five (5) calendar days. If, after such time, the parties are unable to resolve the Dispute, the parties shall submit to arbitration conducted by JAMS/Endispute in San Francisco, California (which submission shall be accompanied by a demand for arbitration under applicable arbitration rules). Such arbitration shall be conducted before a single arbitrator selected by agreement of the parties hereto in accordance with the rules of JAMS/Endispute Comprehensive Rules of Commercial, Real Estate and Construction Cases (www.jamsendispute.com). If the parties are unable to agree to a single arbitrator within three (3) calendar days of demand for arbitration, JAMS/Endispute shall appoint the arbitrator who shall be experienced with resolving corporate employer-employee disputes. The arbitrator shall not be empowered to award damages in excess of compensatory damages and the arbitration shall be resolved within thirty (30) calendar days of its initiation. Judgment upon any decision rendered by the arbitrator may be entered by any court having jurisdiction. The procedures set forth in this
Section 17 are the sole and exclusive procedures for the resolution of disputes among the parties arising out of or related to this Agreement; provided, however, that any party may seek a preliminary injunction or other provisional judicial relief if, in its sole judgment, such action is necessary to avoid irreparable damage or to preserve the status quo. All pending court action shall be stayed and all applicable statutes of limitation and defenses based on the passage of time shall be tolled while alternative dispute resolution efforts are pursued. The parties shall take such action, if any, necessary to effectuate such stay or tolling.

     18. Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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     IN WITNESS WHEREOF, LSB, Biosource and N. Leigh Anderson have executed this
Agreement



Large Scale Biology Corporation        N. Leigh Anderson:


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Signature                              signature


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Name


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Title



Biosource Technologies, Inc.


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Signature


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Name


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Title


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                                   SCHEDULE A

                                       TO

                              EMPLOYMENT AGREEMENT

                             WITH N. LEIGH ANDERSON

                                  Compensation






Base Salary: $185,000 per annum


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